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                                                                  EXHIBIT 10.28


                           PURCHASE AND SALE AGREEMENT

                           Dated as of March 14, 1997

                                     between

                         PROSOURCE SERVICES CORPORATION

                                       and

                        PROSOURCE RECEIVABLES CORPORATION
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                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                    ARTICLE I

               AGREEMENT TO PURCHASE AND SELL; LETTERS OF CREDIT

          1.1.  Facility...................................................  2
          1.2.  Making of Purchases........................................  2
          1.3.  Consideration for Purchases................................  2
          1.4.  Purchase and Sale Termination Date.........................  2
          1.5.  Intention of the Parties...................................  3
          1.6.  Letters of Credit..........................................  3

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

          2.1.  Calculation of Purchase Price..............................  4

                                   ARTICLE III

                          CONTRIBUTION OF RECEIVABLES;
                            PAYMENT OF PURCHASE PRICE

          3.1.  Contribution of Receivables................................  5
          3.2.  Initial Purchase Price Payment.............................  6
          3.3.  Subsequent Purchase Price Payments.........................  6
          3.4.  Settlement as to Specific Receivables......................  7
          3.5.  Expired Letters of Credit..................................  8

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES

          4.1.  Conditions Precedent to Initial Purchase...................  8
          4.2.  Certification as to Representations
                  and Warranties...........................................  9


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                                TABLE OF CONTENTS
                                   (continued)

                                                                           PAGE
                                                                           ----
                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF ORIGINATOR

          5.1.  Organization and Good Standing............................. 10
          5.2.  Due Qualification.......................................... 10
          5.3.  Power and Authority; Due Authorization..................... 10
          5.4.  Valid Sale or Contribution;
                  Binding Obligations...................................... 10
          5.5.  No Violation............................................... 11
          5.6.  Proceedings................................................ 11
          5.7.  Bulk Sales Act............................................. 11
          5.8.  Government Approvals....................................... 11
          5.9.  Financial Condition........................................ 11
          5.10.  Margin Regulations........................................ 12
          5.11.  Quality of Title.......................................... 12
          5.12.  Accuracy of Information................................... 12
          5.13.  Offices................................................... 13
          5.14.  Trade Names............................................... 13
          5.15.  Taxes..................................................... 13
          5.16.  Licenses and Labor Controversies.......................... 13
          5.17.  Compliance with Applicable Laws........................... 13
          5.18.  Reliance on Separate Legal Identity....................... 14
          5.19.  Purchase Price............................................ 14
          5.20.  Eligibility of Receivables................................ 14
          5.21.  Marking of Records........................................ 14
          5.22.  Certain Definitions....................................... 14

                                   ARTICLE VI

                             COVENANTS OF ORIGINATOR

          6.1.  Affirmative Covenants...................................... 15
          6.2.  Reporting Requirements..................................... 17
          6.3.  Negative Covenants......................................... 17


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                                TABLE OF CONTENTS
                                   (continued)

                                                                           PAGE
                                                                           ----
                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

          7.1.  Rights of the Company...................................... 19
          7.2.  Responsibilities of Originator............................. 19
          7.3.  Further Action Evidencing Purchases........................ 19
          7.4.  Application of Collections................................. 20

                                  ARTICLE VIII

                      PURCHASE AND SALE TERMINATION EVENTS

          8.1.  Purchase and Sale Termination Events....................... 20
          8.2.  Remedies................................................... 21

                                   ARTICLE IX

                                 INDEMNIFICATION

          9.1.  Indemnities by Originator.................................. 22

                                    ARTICLE X

                                  MISCELLANEOUS

          10.1.  Amendments, etc........................................... 24
          10.2.  Notices, etc.............................................. 25
          10.3.  No Waiver; Cumulative Remedies............................ 25
          10.4.  Binding Effect; Assignability............................. 25
          10.5.  Governing Law............................................. 25
          10.6.  Costs, Expenses, and Taxes................................ 26
          10.7.  Submission to Jurisdiction................................ 26
          10.8.  Waiver of Jury Trial...................................... 26
          10.9.  Captions and Cross References;
                   Incorporation by Reference.............................. 27


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                                TABLE OF CONTENTS
                                   (continued)

                                                                           PAGE
                                                                           ----

          10.10.  Execution in Counterparts................................ 27
          10.11.  Acknowledgment and Agreement............................. 27


                                    SCHEDULES

SCHEDULE 4.1      Foreign Qualifications

SCHEDULE 5.13     Office Locations

SCHEDULE 5.14     Trade Names

                                    EXHIBITS

EXHIBIT A         Form of Purchase Report

EXHIBIT B         Form of Borrower Note

EXHIBIT C         Form of Opinion of Originator's Counsel


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                           PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (as amended, supplemented or modified from time to time, this "Agreement"), dated as of March 14, 1997, is between PROSOURCE SERVICES CORPORATION, a Delaware corporation ("Originator"), as seller and contributor, and PROSOURCE RECEIVABLES CORPORATION, a Delaware corporation (the "Company"), as purchaser and contributee.

                                   Definitions

      Unless otherwise indicated, certain terms that are capitalized and used throughout this Agreement are defined in Section 1.1 to the Secured Credit Agreement of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Secured Credit Agreement"), among the Company, as the Borrower, the Originator, as the initial Servicer, certain commercial lending institutions from time to time party thereto as Lenders (the "Lenders"), and THE BANK OF NOVA SCOTIA, as the issuer of letters of credit (in such capacity, the "Issuer"), as the swingline bank (in such capacity, the "Swingline Bank"), and as the administrative agent for the Lenders (the "Administrative Agent").

                                   Background

      1. The Company is a special purpose corporation, all of the capital stock of which is wholly-owned by Originator.

      2. On the Effective Date, Originator is transferring certain Receivables and Related Security to the capital of the Company as a contribution to the Company. Originator may also contribute additional Receivables and Related Security to the capital of the Company after the Effective Date.

      3. Originator wishes to sell certain Receivables and Related Security from time to time to the Company, and the Company is willing, on the terms and subject to the conditions set forth herein, to purchase such Receivables and Related Security from Originator.

      4. The Company has obtained Commitments from the Lenders and the other Secured Parties secured by the Receivables and Related Security pursuant to the Secured Credit Agreement in order to finance its purchases of certain Receivables and Related Security hereunder.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                AGREEMENT TO PURCHASE AND SELL; LETTERS OF CREDIT

      1.1. Facility. On the terms and subject to the conditions herein set forth and without recourse to Originator (except to the extent as is specifically provided herein), Originator shall sell or contribute to the Company all Receivables and Related Security with respect thereto originated by it from time to time and the Company shall purchase (each a "Purchase") or accept as a contribution from Originator all Receivables and Related Security with respect thereto of Originator from time to time, in each case during the period commencing until the Purchase and Sale Termination Date (as hereinafter defined).

      1.2. Making of Purchases. (a) All purchases. On the Effective Date and on each Business Day following the Effective Date on which a Receivable is originated and/or acquired (each, a "Payment Date"), Originator shall sell to the Company and the Company shall purchase from Originator all Receivables originated and/or acquired by Originator which have not previously been sold or contributed to the Company; provided, however, that Originator may, at its option on any Payment Date, contribute all or any of such Receivables to the Company pursuant to Section 3.1(b), instead of selling such Receivables to the Company pursuant to this Section 1.2.

      (b) Ownership of Receivables and Related Security. On each Payment Date, after giving effect to each Purchase and each contribution of Receivables on such date, the Company shall own all


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Receivables originated and/or acquired by Originator as of such date (including
Receivables which have been previously sold or contributed to the Company hereunder). The Purchase or contribution of any Receivable shall include all Related Security with respect to such Receivable.

      1.3. Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make all Purchase Price payments to Originator, and to reflect all contributions, in accordance with Article III.

      1.4. Purchase and Sale Termination Date. The "Purchase and Sale Termination Date" shall be the earlier to occur of (a) the date of the termination of this Agreement pursuant to Section 8.2 and (b) the Payment Date immediately following the day on which Originator shall have given notice to the Company that Originator desires to terminate this Agreement.

      1.5. Intention of the Parties. It is the express intent of the parties hereto that the transfers of the Receivables (other than Contributed Receivables (as hereinafter defined)) and Related Security by the Originator to the Company, as contemplated by this Agreement, be, and be treated as, sales and not as secured loans secured by the Receivables and Related Security. If, however, notwithstanding the intent of the parties, such transactions are deemed to be loans, the Originator hereby grants to the Company a security interest in all of the Originator's right, title and interest in and to the Receivables and the Related Security now existing and hereafter created, all monies due or to become due and all amounts received with respect thereto, and all proceeds thereof, to secure all of the Originator's obligations hereunder. It is also the express intention of the parties hereto that the transfers of Contributed Receivables by Originator to the Company be treated as contributions to the capital of the Company.

      1.6. Letters of Credit.

      (a) Company Agreement to Procure Letters of Credit. On the terms and subject to the conditions set forth in this Agreement, the Company agrees that, upon the request of the Originator, the Company shall cause the Issuer to issue Letters of Credit for the Company's account (to the extent permitted under, and subject to the terms of,


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the Secured Credit Agreement) in such stated amounts as the Originator may from time to time request; provided, however, that the aggregate Stated Amount of all Letters of Credit issued on any day shall not exceed the purchase price of Receivables to be sold on such day hereunder. The Originator shall deliver all requests for Letter of Credit issuances to the Company before the time at which the Company must deliver such requests to the Administrative Agent under the Secured Credit Agreement. The Originator shall assist the Company in preparing any Letter of Credit applications and other documents required to be submitted to the Issuer in connection with each such Letter of Credit issuance.

      (b) Amendments to Letters of Credit. The Originator, from time to time, may request the Company to request the Issuer, on the terms and subject to the conditions set forth in the Secured Credit Agreement, (a) to revise the documentation requirements for any outstanding Letter of Credit, (b) to extend the expiry date (for a period of one year or less) of any outstanding Letter of Credit, (c) to increase the stated amount of any outstanding Letter of Credit or
(d) to decrease the stated amount of any outstanding Letter of Credit.

      (c) Letter of Credit Cancellations. The Originator shall be entitled to request the Company to request the Issuer to cancel any Letter of Credit upon the Issuer's receipt of (i) the original of such Letter of Credit and (ii) the written consent of such Letter of Credit's beneficiary to such cancellation.

                                   ARTICLE II

                          CALCULATION OF PURCHASE PRICE

      2.1. Calculation of Purchase Price. On the 20th day of each Fiscal Month, the Servicer shall deliver to the Company, the Administrative Agent and the Originator (if the Servicer is other than the Originator) a report in substantially the form of Exhibit A (each such report being herein called a "Purchase Report") with respect to the matters set forth therein and the Company's purchases of Receivables from Originator


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            (a) that are to be made on the Effective Date (in the case of the
      Purchase Report to be delivered on the Effective Date), or

            (b) that were made during the period commencing on the date of delivery of the preceding Purchase Report to (but not including) the date of delivery of the current Purchase Report (in the case of subsequent Purchase Reports); provided, however, that so long as the Originator or any Affiliate thereof is the Servicer, the Originator (or such Affiliate) may, in its discretion, provide the information that would otherwise be included in the Purchase Report in the Settlement Statement.

The "Purchase Price" (to be paid to Originator in accordance with the terms of Article III) for the Receivables and the Related Security that are purchased hereunder shall be determined in accordance with the following formula:

      PP    =     OB X FMVD

      where:

      PP    =     Purchase Price for each Receivable as calculated on the
                  relevant Payment Date.

      OB    =     the Outstanding Balance of such Receivable.

      FMVD  =     Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of
                  (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date plus 2.00%, and (B) a fraction, the numerator of which is the Average
                  Maturity (calculated as of the last day of the Fiscal Month next preceding such Payment Date) and the denominator of which is 365 or, in the case of a leap year, 366, plus (iii) in the event that the three month rolling average of the Charge Off
                  Ratio (as calculated the last day of the Fiscal Month next preceding such Payment Date) exceeds .20%, an amount equal to such excess.


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      "Average Maturity" means, at any time, that period of days equal to the
Days Sale Outstanding calculated by the Servicer in the most recent Settlement Statement.

      "Charge Off Ratio" means the ratio (expressed as a percentage) computed as of the last day of each Fiscal Month by dividing (i) the aggregate Outstanding Balance of all Receivables originated by Originator that were charged-off as uncollectible during the most recent Fiscal Month then ended by (ii) the aggregate Collections (other than deemed Collections) received by the Company or the Originator during such Fiscal Month.

      "Prime Rate" means a per annum rate equal to the rate of interest most recently announced by the Administrative Agent as its "prime" or "reference" rate for United States loans made in the United States.

                                   ARTICLE III

                          CONTRIBUTION OF RECEIVABLES;
                            PAYMENT OF PURCHASE PRICE

      3.1. Contribution of Receivables.

      (a) On the Effective Date, Originator shall, and hereby does, contribute to the capital of the Company, Receivables and Related Security with respect thereto consisting of Receivables of Originator that existed and were owing to Originator on the Effective Date, beginning with the oldest of such Receivables and continuing chronologically thereafter, and all or an undivided interest in the most recent of such Contributed Receivables such that the aggregate Outstanding Balance of all such Contributed Receivables shall be equal to [$______________].

      (b) Originator may at its option from time to time after the Effective Date, by notice to the Company on or prior to the date of the proposed contribution, identify additional Receivables which it proposes to contribute to the Company as a capital contribution. On the date of each such contribution and after giving effect thereto, the Company shall own in the Receivables so identified and


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contributed (collectively, the "Contributed Receivables") and all Related
Security with respect thereto.

      3.2. Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to Originator the Purchase Price for the purchase of Receivables to be made on the Effective Date, partially in cash from funds borrowed under the Secured Credit Agreement, partially by issuing Letters of Credit pursuant to Section 1.6 and partially by issuing a promissory note in the form of Exhibit B to Originator with an initial principal balance equal to the remaining Purchase Price (as such promissory note may be amended, supplemented, indorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Loan Documents, being herein called the "Borrower Note").

      3.3. Subsequent Purchase Price Payments. On each Payment Date falling after the Effective Date and on or prior to the Purchase and Sale Termination Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to Originator the Purchase Price for the Receivables sold by Originator to the Company on such Business Day, partially in cash, to the extent of any funds made available to the Company under the Secured Credit Agreement, and to the extent any of such Purchase Price remains unpaid, such remaining portion of such Purchase Price shall be paid, at the option of Originator, by causing the Company to cause the issuer to issue Letters of Credit as contemplated under Section 1.6 and/or by means of an automatic increase to the outstanding principal amount of the Borrower Note; provided, however, the outstanding principal balance of the Borrower Note may not at any time exceed 15% of the Outstanding Balance of all Receivables owned by the Company and no increase shall be made in the outstanding principal amount of the Borrower Note such that the outstanding principal amount of the Borrower Note exceeds 15% of the Outstanding Balance of all Receivables.

      Servicer shall make all appropriate record keeping entries with respect to the Borrower Note or otherwise to reflect the foregoing payments and adjustments pursuant to Section 3.4, and Servicer's books and records shall constitute rebuttable presumptive evidence of the principal amount of and accrued interest on the Borrower Note


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at any time. Furthermore, Servicer shall hold the Borrower Note for the benefit of Originator, and all payments under the Borrower Note shall be made to the Servicer for the account of the applicable payee thereof. Originator hereby irrevocably authorizes Servicer to mark the Borrower Note "CANCELLED" and to return the Borrower Note to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

      3.4. Settlement as to Specific Receivables and Dilution.

      (a) If on the day of purchase or contribution of any Receivable from Originator hereunder any of the representations or warranties set forth in Sections 5.4, 5.11 or 5.20 is not true with respect to such Receivable or, as a result of any action or inaction of Originator, on any day any of the representations or warranties set forth in Sections 5.4, 5.11 or 5.20 is no longer true with respect to such a Receivable, then the Purchase Price (or in the case of a Contributed Receivable, the Outstanding Balance of such Receivable (the "Contributed Value")) with respect to such Receivables shall be reduced by an amount equal to the Outstanding Balance of such Receivable (each such adjustment, a "Noncomplying Receivables Adjustment") and shall be accounted to Originator as provided in Section 3.4(c); provided, however, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to Originator.

      (b) If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased (or contributed) hereunder is reduced or adjusted as a result of any Dilution, then the Purchase Price or the Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction (a "Dilution Adjustment") and shall be accounted to Originator as provided in Section 3.4(c).

      (c) Any reduction in the Purchase Price (or Contributed Value) of any Receivable pursuant to Section 3.4(a) or (b) shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from the Originator hereunder; provided, however if there have been no purchases of Receivables (or insufficiently large purchases of


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Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit

            (i) shall be paid in cash to the Company by the Originator, or

            (ii) shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Borrower Note;

provided, further, however, that at any time (y) when a Default exists or (z) on or after the Purchase and Sale Termination Date, the amount of any such credit shall be paid by Originator to the Company by deposit in immediately available funds into the Collection Account for application by Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

      (d) Each Purchase Report (other than the Purchase Report delivered on the Effective Date) shall include, in respect of the Receivables previously generated by Originator (including the Contributed Receivables), a calculation of the aggregate reductions described in Section 3.4(a) or (b) relating to such Receivables since the last Purchase Report delivered hereunder, as indicated on the books of the Company (or, for such period prior to the Effective Date, the books of Originator).

      3.5. Expired Letters of Credit. In the event that any Letter of Credit issued in partial payment of any Purchase Price hereunder (i) expires or is cancelled or otherwise terminated with all or any portion of its stated Amount undrawn, (ii) has its Stated Amount decreased or (iii) the Company's Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall be paid in cash to Originator on the next occurring Business Day.

                                   ARTICLE IV

                             CONDITIONS OF PURCHASES


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      4.1. Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Company shall have received, on or before the Effective Date, the following, each (unless otherwise indicated) dated the Effective Date, and each in form, substance and date satisfactory to the Company:

      (a) A copy of the resolutions of the Board of Directors of Originator approving the Loan Documents to be delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of Originator;

      (b) Status certificates for Originator issued as of a recent date by the Secretary of State of each of the states listed on Schedule 4.1.

      (c) A certificate of the Secretary or Assistant Secretary of Originator certifying the names and true signatures of the officers authorized on Originator's behalf to sign the Loan Documents to be delivered by it (on which certificate the Company and Servicer (if other than Originator) may conclusively rely until such time as the Company and the Servicer shall receive from Originator a revised certificate meeting the requirements of this Section 4.1(c));

      (d) The articles of incorporation of Originator, duly certified by the Secretary of State of Delaware as of a recent date, together with a copy of the by-laws of Originator, each duly certified by the Secretary or an Assistant Secretary of Originator;

      (e) Copies of the proper financing statements (Form UCC-1) that have been duly executed and name Originator as the seller/assignor and the Company as the purchaser/assignee (and the Administrative Agent for the benefit of the Secured Parties as assignee of the Company) of the Receivables and Related Security or other similar instruments or documents, as may be necessary or, in Servicer's or the Administrative Agent's reasonable opinion, desirable under the UCC of all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Company's ownership interest in all Receivables and Related Security in which an ownership interest may be assigned to it hereunder;


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

      (f) Copies of the proper financing statements (Form UCC-3), if any, necessary to release all security interests and other rights of any person in any Receivable or any Related Security previously granted by Originator;

      (g) A written search report from a Person satisfactory to Servicer and the Administrative Agent listing all effective financing statements that name Originator as debtor or assignor and that are filed in the jurisdictions in which filings are to be made pursuant to the Section 4.1(e) above, together with copies of such financing statements (none of which shall cover any Receivable or any Related Security except as shall be released pursuant to Section 4.1(f) above), and tax and judgment lien search reports from a Person satisfactory to Servicer and the Administrative Agent;

      (h) Favorable opinions of Kaye, Scholer, Fierman, Hays & Handler, LLP, special counsel to Originator, in the forms of Exhibit C; and

      (i) Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Loan Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Loan Documents has been satisfied to the Company's satisfaction.

      4.2. Certification as to Representations and Warranties. Originator, by accepting the Purchase Price related to each purchase of Receivables (and Related Security) shall be deemed to have certified that the representations and warranties contained in Article V are true and correct on and as of such day, with the same effect as though made on and as of such day.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF ORIGINATOR

      In order to induce the Company to enter into this Agreement and to make purchases and accept contributions hereunder, Originator, in its capacity as seller and/or contributor under this Agreement,


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

hereby makes the representations and warranties set forth in this Article V.

      5.1. Organization and Good Standing. Originator has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

      5.2. Due Qualification. Originator is duly licensed or qualified to do business as a foreign corporation in good standing in the jurisdiction where its chief executive office and principal place of business are located and in all other jurisdictions in which the ownership or lease of its property or the conduct of its business requires such licensing or qualification, except to the extent same could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11 of the Secured Credit Agreement.

      5.3. Power and Authority; Due Authorization. Originator has (a) all necessary corporate power, authority and legal right (i) to execute and deliver, and perform its obligations under, each Loan Document to which it is a party, and (ii) to generate, own, sell, contribute and assign Receivables and Related Security on the terms and subject to the conditions herein and therein provided; and (b) duly authorized such execution and delivery and such sale, contribution and assignment and the performance of such obligations by all necessary corporate action.

      5.4. Valid Sale or Contribution; Binding Obligations. Each sale or contribution, as the case may be, of Receivables and Related Security made by Originator pursuant to this Agreement shall constitute a valid sale or contribution, as the case may be, transfer, and assignment thereof to the Company, enforceable against creditors of, and purchasers from, Originator; and this Agreement constitutes, and each other Loan Document to be signed by Originator, when duly executed and delivered, will constitute, a legal, valid, and binding obligation of Originator, enforceable in accordance with its terms; except in each case as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      5.5. No Violation. The consummation of the transactions contemplated by this Agreement and the other Loan Documents to which Originator is a party, and the fulfillment of the terms hereof or thereof will not (a) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under (i) Originator's certificate of incorporation or by-laws, or (ii) any indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it is bound, (b) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, loan agreement, mortgage, deed of trust, or other agreement or instrument, other than under the Loan Documents, or (c) violate any law or any order, rule, or regulation applicable to it of any court or of any federal, state or foreign regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over it or any of its properties.

      5.6. Proceedings. There is no litigation or, to Originator's knowledge, any proceeding or investigation pending before any court, regulatory body, arbitrator, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of any Loan Document to which Originator is a party, (b) seeking to prevent the sale or contribution of Receivables and Related Security to the Company or the consummation of any of the other transactions contemplated by any Loan Document to which Originator is a party, or (c) seeking any determination or ruling that could reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11 of the Secured Credit Agreement.

      5.7. Bulk Sales Act. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

      5.8. Government Approvals. Except for the filing of the UCC financing statements referred to in Article IV, all of which, at the time required in
Article IV, shall have been duly made and shall be in full force and effect, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for Originator's due execution, delivery and performance of any Loan Document to which it is a party.

      5.9. Financial Condition.

      (a) On the date hereof, and on the date of each sale of Receivables by Originator to the Company (both before and after giving effect to such sale), Originator shall be Solvent.

      (b) The consolidated balance sheets of Originator and its consolidated subsidiaries as of December 30, 1995, and the related statements of earnings and cash flows of Originator and its consolidated subsidiaries for the fiscal year then ended certified by Originator's independent accountants, copies of which have been furnished to the Company, present fairly the consolidated financial position of Originator and its consolidated subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied; and since such date no event has occurred that has had a Material Adverse Effect.

      5.10. Margin Regulations. No use of any funds acquired by Originator under this Agreement will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System from time to time.

      5.11. Quality of Title.

      (a) Each Receivable (together with the Related Security) which is to be sold or contributed to the Company hereunder is or shall be owned by Originator, free and clear of any Lien, other than any Lien arising solely as a result of any action taken by the Company or other Permitted Lien. Whenever the Company makes a purchase, or accepts a contribution, hereunder, it shall have acquired a valid and perfected ownership interest (free and clear of any Lien) in all Receivables generated by Originator and all Collections related thereto, and in Originator's entire right, title and interest in and to the other Related Security with respect thereto.

      (b) No effective financing statement or other instrument similar in effect covering any Receivable generated by Originator or any right related to any such Receivable is on file in any recording office except such as may be filed in favor of the Company or Originator, as the case may be, in accordance with this Agreement or in favor of the Administrative Agent for the benefit of the secured parties in accordance with the Secured Credit Agreement.

      5.12. Accuracy of Information. No factual written information furnished or to be furnished in writing by Originator to the Company or any Secured Party for purposes of or in connection with any Loan Document or any transaction contemplated hereby or thereby taken as a whole is, and no other such factual written information hereafter furnished (and prepared) by Originator to the Company or any Secured Party pursuant to or in connection with any Loan Document will taken as a whole be inaccurate in any material respect as of the date it was furnished or (except as otherwise disclosed to the Company and such Secured Party at or prior to such time) as of the date as of which such information is dated or certified, or shall contain any material misstatement of fact or omitted or will omit to state any material fact necessary to make such information, in the light of the circumstances under which any statement therein was made, not materially misleading on the date as of which such information is dated or certified.

      5.13. Offices. Originator's chief executive office (as such term is used in Section 9-103 of the UCC) is located at the address set forth under Originator's signature hereto, and the offices where Originator keeps all its books, records and documents evidencing the Receivables, the related Contracts and all other agreements related to such Receivables are located at the addresses specified on Schedule 5.13 (or at such other locations, notified to Servicer (if other than Originator) and the Administrative Agent in accordance with Section 6.1(f), in jurisdictions where all action required by Section 7.3 has been taken and completed).

      5.14. Trade Names. Except as disclosed on Schedule 5.14, Originator does not use any trade name other than its actual corporate name. From and after the date that fell four (4) months before the date hereof, Originator has not been known by any legal name other than its corporate name as of the date hereof, nor has Originator been the subject of any merger or other corporate reorganization except as disclosed on Schedule 5.14.

      5.15. Taxes. Originator has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books.

      5.16. Licenses and Labor Controversies.

      (a) Originator has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain could be reasonably likely to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11 of the Secured Credit Agreement; and

      (b) There are no labor controversies pending against Originator that have had (or could reasonably be expected to have) a Material Adverse Effect or that have caused (or could reasonably be expected to cause) a Default of the type described in Section 9.1.9 or Section 9.1.11 of the Secured Credit Agreement.

      5.17. Compliance with Applicable Laws. Originator is in compliance, in all material respects, with the requirements of (i) all applicable laws, rules, regulations, and orders of all governmental authorities (including, without limitation, Regulation Z, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and all other consumer laws applicable to the Receivables and related Contracts) (excluding with respect to environmental matters which are covered by clause (ii)), and (ii) to the best of its knowledge, all applicable environmental laws, rules, regulations and orders of all governmental authorities, except, in each case, to the extent same could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11 of the Secured Credit Agreement.

      5.18. Reliance on Separate Legal Identity. Originator is aware that the Secured Parties are entering into the Loan Documents to which they are parties in reliance upon the Company's identity as a legal entity separate from Originator.

      5.19. Purchase Price. The Purchase Price payable by the Company to the Originator hereunder is intended by the Originator and Company to be consistent with the terms that would be obtained in an arm's length sale. The Servicer's Fee payable to the Originator is intended to be consistent with terms that would be obtained in an arm's length servicing arrangement.

      5.20. Eligibility of Receivables. Unless otherwise identified to the Company on the date of the purchase or contribution hereunder, each Receivable purchased or contributed hereunder is on the date of purchase or contribution an Eligible Receivable and, so long as the Originator is the Servicer, each Receivable included as an Eligible Receivable in the calculation of Net Receivables Pool Balance is an Eligible Receivable as of the date of such calculation.

      5.21. Marking of Records. Originator has marked its master data processing records with a legend, acceptable to the Company and the Administrative Agent, stating that such Receivables and the Related Security with respect thereto, have been sold or contributed in accordance with this Agreement.

      5.22. Certain Definitions. With respect to this Agreement, the term "Solvent" is defined as follows:

            "Solvent" means, with respect to any Person at any time, a condition under which:

            (i) the fair value of such Person's assets at a fair valuation, on the date of determination, exceeds such Person's debts and liabilities subordinated, contingent or otherwise, at such time;

            (ii) the present fair saleable value of such Person's property, on the date of determination, is greater than the amount that will be required to pay the liabilities of such Person on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;

            (iii) such Person is and will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and

            (iv) such Person does not have unreasonably small capital with which to conduct the business in which such Person is engaged as such business is conducted on the date of determination and is proposed to be conducted thereafter.

                                   ARTICLE VI

                             COVENANTS OF ORIGINATOR

      6.1. Affirmative Covenants. From the date hereof until all Commitments have been terminated and all Obligations (other than indemnity, reinvestment and similar obligations in respect of which no claim has been made and no amount remains outstanding) have been paid in full under the Secured Credit Agreement and no Commitments or Letter of Credit Outstandings remain outstanding, Originator will, unless the Company and the Administrative Agent shall otherwise consent in writing:

      (a) Compliance with Laws, Etc. Comply in all respects with all applicable laws, rules, regulations and orders except to the extent noncompliance therewith could not reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11 of the Secured Credit Agreement, including those with respect to the Receivables generated by it and the related Contracts and other agreements related thereto.

      (b) Preservation of Corporate Existence. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect or cause a Default of the type described in Section 9.1.9 or Section 9.1.11 of the Secured Credit Agreement.

      (c) [Intentionally Omitted].

      (d) Keeping of Records and Books of Account. Maintain an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof.

      (e) Performance and Compliance with Receivables and Contracts. At its expense timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the related Contracts and all other agreements related to the Receivables and Related Security.

      (f) Location of Records. Keep its chief executive office, (as such term is used in Section 9-103 of the UCC), and the offices where it keeps its records concerning or related to Receivables and Related Security, at the address(es) referred to in Schedule 5.13 or, upon 30 days' prior written notice to the Company and the Administrative Agent, at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed.

      (g) Credit and Collection Policies. Comply in all material respects with its Credit and Collection Policy in connection with the Receivables and the related Contracts.

      (h) Separate Corporate Existence of the Company. Take such actions as shall be required in order that:

            (i) the Company's operating expenses (other than certain organization expenses and expenses incurred in connection with the preparation, negotiation and delivery of the Loan Documents) will not be paid by Originator;

            (ii) the Company's books and records will be maintained separately from those of Originator;

            (iii) all financial statements of Originator that are consolidated to include the Company will contain detailed notes clearly stating that the Company is a separate corporate entity with creditors who have received security interests in the Company's assets and shall be entitled to be satisfied out of the Company's assets prior to equity holders;

            (iv) Originator will strictly observe corporate formalities in its dealing with the Company;

            (v) Originator shall not commingle its funds with any funds of the Company;

            (vi) Originator will maintain arm's length relationships with the Company, and Originator will be compensated at market rates for any services it renders or otherwise furnishes to the Company; and

            (vii) Originator will not be, and will not hold itself out to be, responsible for the debts of the Company or the decisions or actions in respect of the daily business and affairs of the Company (other than with respect to such decisions or actions of the Originator in its capacity as Servicer).

      (i) Receipt of Collections. Originator shall promptly remit to the applicable post office box related to the Lock-Box Accounts (or cause to be deposited directly to such Lock-Box Accounts) all Collections received by Originator.

      6.2. Reporting Requirements. From the date hereof until the first day following the Purchase and Sale Termination Date, Originator shall, unless the Administrative Agent and the Company shall otherwise consent in writing, furnish to the Company and the Administrative Agent:

      (a) Proceedings. As soon as possible and in any event within five days after Originator has knowledge thereof, written notice to the Company and the Administrative Agent of (i) all pending proceedings and investigations of the type described in Section 5.6 not previously disclosed to the Company and/or the Administrative Agent and (ii) all material adverse developments that have occurred with respect to any previously disclosed proceedings and investigations;

      (b) Other. Promptly, from time to time, such other information, documents, records or reports respecting the Receivables, the Related Security or Originator's performance hereunder that the Company or the Administrative Agent may from time to time reasonably request in order to protect the interests of the Company, the Secured Parties or the Administrative Agent.

      6.3. Negative Covenants. From the date hereof until all Commitments have been terminated and all Obligations (other than indemnity, reimbursement and similar obligations in respect of which no claim has been made and no amount remains outstanding) have been paid in full under the Secured Credit Agreement and no Commitments or Letter of Credit Outstandings remain outstanding, unless the Administrative Agent and the Company shall otherwise consent in writing, it shall not:

      (a) Sales, Liens, Etc. Except as otherwise permitted herein, in any other Loan Document or in the Originator Credit Facility or any document delivered in connection therewith, (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien upon or with respect to, any Receivable or related Contract, Collections or Related Security, or any interest therein, or assign any right to receive income in respect thereof, or
(ii) create or suffer to exist any Lien upon or with respect to any proceeds of its inventory.

      (b) Extension or Amendment of Receivables. Except as otherwise permitted in the Secured Credit Agreement, extend, amend or otherwise modify the terms of any Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract).

      (c) Change in Business or Credit and Collection Policy. Subject to the provisions of the Secured Credit Agreement, make any change in the character of its business or materially alter its Credit and Collection Policy, which change would, in either case, adversely affect the collectibility of the Receivables generated by it or the enforceability of any Contract.

      (d) Receivables Not to be Evidenced by Promissory Notes or Chattel Paper. Take any action to cause or permit any Receivable generated by it to become evidenced by any "instrument" or "chattel paper" (as defined in the applicable
UCC) unless such "instrument" or "chattel paper" shall be delivered to the Company (which in turn shall deliver the same to the Administrative Agent for the benefit of the Secured Parties upon the request of the Administrative Agent).

      (e) Mergers, Acquisitions, Sales, etc. Merge or consolidate with another Person (except pursuant to a merger or consolidation involving Originator where Originator is the surviving corporation), or convey, transfer, lease or otherwise dispose of (whether in one or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), other than pursuant to this Agreement.

      (f) Lock-Box Banks. Make any changes in its instructions to Obligors regarding Collections or add or terminate any Lock-Box Bank.

      (g) Accounting for Purchases. Account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as sales and/or contributions of the Receivables and Related Security by Originator to the Company.

      (h) Loan Documents. Enter into, execute, deliver or otherwise become bound by any agreement, instrument, document or other arrangement that restricts the right of Originator to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Loan Documents, other than the Originator Credit Facility.

                                   ARTICLE VII

                      ADDITIONAL RIGHTS AND OBLIGATIONS IN
                           RESPECT OF THE RECEIVABLES

      7.1. Rights of the Company. Originator hereby authorizes the Company and the Servicer (if other than Originator) or their respective designees to take any and all steps in Originator's name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables and Related Security, including, without limitation, endorsing Originator's name on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related

Contracts that concern payment and/or enforcement of rights to payment.

      7.2. Responsibilities of Originator. Anything herein to the contrary notwithstanding:

      (a) Originator agrees to direct, and hereby grants to each of the Company and the Administrative Agent the authority to direct, all Obligors to make payments of Receivables directly to a Lock-Box Account at a Lock-Box Bank. Originator further agrees to transfer any Collections that it receives directly to Servicer (for deposit to such a Lock-Box Account) within one Business Day of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company.

      (b) Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve Originator from such obligations.

      (c) None of the Company, Servicer (if other than the Originator) or any Secured Party shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, any Contracts related thereto or any other related agreements, nor shall the Company, Servicer (if other than the Originator) or any Secured Party be obligated to perform any of the obligations of Originator thereunder.

      (d) Originator hereby grants to Servicer (if other than Originator) an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of Originator all steps necessary or advisable to indorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by Originator or transmitted or received by the Company (whether or not from Originator) in connection with any Receivable or Related Security.

      7.3. Further Action Evidencing Purchases. Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company or Servicer (if other than Originator or an Affiliate thereof) may reasonably request in order to perfect, protect or more fully evidence the Receivables (and the Related

Security) purchased by, or contributed to, the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Loan Document. Without limiting the generality of the foregoing, upon the request of the Company, Originator will:

      (a) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

      (b) make a notation in its books and records, including its computer files, to indicate that the Receivables have been sold or contributed to the Company.

Originator hereby authorizes the Company or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables (and the Related Security) now existing or hereafter generated by Originator. If Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Company or its designee incurred in connection therewith shall be payable by Originator as provided in Section 10.6.

      7.4. Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Company or the Administrative Agent, be applied first, as a Collection of any Receivables of such Obligor, in the order of the age of such Receivables, starting with the oldest of such Receivables, and second, to any other indebtedness of such Obligor.

                                  ARTICLE VIII

                      PURCHASE AND SALE TERMINATION EVENTS

      8.1. Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a "Purchase and Sale Termination Event":

      (a) The Commitment Termination Date shall have occurred; or

      (b) Originator shall fail to make any payment or deposit to be made by it hereunder when due and such failure shall remain unremedied for three Business Days after the earlier to occur of (i) discovery thereof by an Authorized Officer of Originator or (ii) notice thereof shall have been given by Servicer, the Administrative Agent or the Company to Originator; or

      (c) Any representation or warranty made or deemed to be made by Originator (or any of its officers) under or in connection with this Agreement, any other Loan Document or any other information or report delivered pursuant hereto or thereto shall prove to have been false or incorrect in any material respect when made or deemed made; or

      (d) Originator shall fail to perform or observe in any material respect any agreement contained in any of Sections 6.1(h) or 6.3; or

      (e) Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and such failure shall remain unremedied for thirty (30) days after the earlier to occur of (i) discovery thereof by an Authorized Officer of Originator or (ii) notice thereof shall have been given by Servicer, the Administrative Agent or the Company to Originator; or

      (f) An Event of Bankruptcy shall have occurred with respect to Originator; or

      (g) A contribution failure shall occur with respect to any benefit plans sufficient to give rise to a Lien under Section 302(f) of ERISA. The IRS or PBGC shall file a notice of a Lien with respect to the assets of Originator.

      8.2. Remedies.

      (i) Automatic Termination. The agreement of the Originator to sell Receivables hereunder, and the agreement of the Company to purchase Receivables from the Originator hereunder, shall terminate automatically (and the Purchase and Sale Termination Date shall be deemed to have occurred) on the occurrence of a Purchase and Sale Termination Event of the type described in Section 8.1(f).

      (ii) Optional Termination. Upon the occurrence of a Purchase and Sale Termination Event other than by reason of a Purchase and Sale Termination Event of the type described in Section 8.1(f), the Company shall have the option by notice to Originator (with a copy to the Administrative Agent) to declare the Purchase and Sale Termination Date to have occurred.

      (iii) Remedies Cumulative. Upon the occurrence of the Purchase and Sale Termination Date to this Section 8.2, the Company shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative. Without limiting the foregoing, the occurrence of the Purchase and Sale Termination Date shall not deny the Company any remedy in addition to the declaration/occurrence of the Purchase and Sale Termination Date to which the Company may be otherwise appropriately entitled, whether at law or equity.

                                   ARTICLE IX

                                 INDEMNIFICATION

      9.1. Indemnities by Originator. Without limiting any other rights which the Company may have hereunder or under applicable law, Originator hereby agrees to indemnify the Company and each of its assigns, officers, directors, employees and agents (each of the foregoing Persons being individually called a "Purchase and Sale Indemnified Party"), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively called "Purchase and Sale Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of the following:

      (a) the transfer by Originator of an interest in any Receivable or Related Security to any Person other than the Company;

      (b) the breach of any representation or warranty made by Originator under or in connection with this Agreement or any other Loan Document;

      (c) the failure by Originator to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

      (d) the failure to vest and maintain vested in the Company an ownership interest in the Receivables generated by Originator and Related Security free and clear of any Lien, other than an Lien arising solely as a result of an act of the Company or other Permitted Liens, whether existing at the time of the purchase or contribution of such Receivables or at any time thereafter;

      (e) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivables or the related Contracts not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the goods or services related to any such Receivable or the furnishing of or failure to furnish such goods or services, except to the extent that such dispute, claim, offset or defense results solely from actions or failures to act of the Company or its assigns;

      (f) any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable;

      (g) any litigation, proceeding or investigation against Originator;

      (h) any tax or governmental fee or charge (other than any tax excluded pursuant to the proviso below), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the purchase, contribution or ownership of the Receivables or any Related Security connected with any such Receivables; and

      (i) any failure of Originator, individually or as Servicer, to perform its duties or obligations in accordance with the provisions of this Agreement or any other Loan Document;

excluding, however, (i) Purchase and Sale Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of a Purchase and Sale Indemnified Party, (ii) any indemnification which has the effect of recourse for non-payment of the Receivables due to credit reasons to Originator (except as otherwise specifically provided under this Section 9.1) and (iii) any tax based upon or measured by net income or gross receipts.

      If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then Originator shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party as a result of such loss, claim, damage or liability to the maximum extent permitted under applicable law. Promptly after receipt by a Purchase and Sale Indemnified Party under this Article IX of notice of any claim or the commencement of any action arising out of or as a result of any of paragraphs
(a) through (j) above, the Purchase and Sale Indemnified Party shall, if a claim in respect thereof is to be made against the Originator under this Article IX, notify the Originator in writing of the claim or the commencement of that action; provided, however, that the failure to notify the Originator shall not relieve it from any liability which it may have under this Article IX except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the Originator shall not relieve it from any liability which it may have to a Purchase and Sale Indemnified Party otherwise than under this Article IX. If any such claim or action shall be brought against a Purchase and Sale Indemnified Party, the Originator shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel satisfactory to the Purchase and Sale Indemnified Party. After notice from the Originator to the Purchase and Sale Indemnified Party of its election to assume the defense of such claim or action, the Originator shall not be liable to the Purchase and Sale Indemnified

Party under this Article IX for any legal or other expenses subsequently incurred by Purchase and Sale Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Originator shall not
(i) without the prior written consent of the relevant Purchase and Sale Indemnified Party or Parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Purchase and Sale Indemnified Party or Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Purchase and Sale Indemnified Party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action affected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the Originator agrees to indemnify and hold harmless any indemnified party from and against any Purchase and Sale Indemnified Amounts relating thereto.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1. Amendments, etc.

      (a) The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Originator, the Company, the Servicer (if other than Originator) and the Administrative Agent.

      (b) No failure or delay on the part of the Company, Servicer, Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, Servicer, or Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

      10.2. Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage-prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, (i) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (ii) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means.

      10.3. No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      10.4. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company, Originator and their respective successors and permitted assigns. Originator may not assign its rights hereunder or any interest herein without the prior consent of the Company and the Administrative Agent. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date after the Purchase and Sale Termination Date on which Originator has received payment in full for all Receivables and Related Security purchased pursuant to Section 1.1 hereof. The rights and remedies with respect to any breach of any representation and warranty made by Originator pursuant to Article V and the indemnification and payment provisions of Section 3.4, Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

      10.5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF COMPANY IN THE RECEIVABLES, OR REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

      10.6. Costs, Expenses, and Taxes. In addition to the obligations of Originator under Article IX, Originator agrees to pay on demand (without duplication of amounts paid by the Company under Section 12.3 of the Secured Credit Agreement):

      (a) all reasonable out-of-pocket expenses of the Administrative Agent (including reasonable fees and disbursements of counsel) incurred in the accompaniment and documentation of the transactions contemplated by the Loan Documents and all reasonable costs and expenses in connection with the enforcement of this Agreement and the other Loan Documents; and

      (b) all stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other Loan Documents, and agrees to indemnity each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

      10.7. Submission to Jurisdiction. EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OF NEW YORK OR UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) TO THE EXTENT ALLOWED BY LAW, AGREES THAT A NONAPPEALABLE FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND

MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY'S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST ORIGINATOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

      10.8. Waiver of Jury Trial. EACH PARTY HERETO EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      10.9. Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be. The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

      10.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

      10.11. Acknowledgment and Agreement. By execution below, Originator expressly acknowledges and agrees that all of the Company's rights, title, and interests in, to, and under this Agreement shall be assigned by the Company to the Administrative Agent for the benefit of the Secured Parties and Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent and the other Secured Parties are third party beneficiaries of the rights of the Company arising hereunder and under the other Loan Documents to which Originator is a party.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                 PROSOURCE RECEIVABLES CORPORATION


                                 By: /s/ Paul A. Garcia de Quevedo
                                     --------------------------------
                                    Name:  Paul A. Garcia de Quevedo
                                    Title: Vice President, Secretary &
                                             Treasurer

                                 1500 San Remo Avenue
                                 3rd Floor
                                 Coral Gables, Florida 33146
                                 Attention: Paul A. Garcia de Quevedo
                                             Vice President, Secretary &
                                                Treasurer
                                 Telephone: (305) 740-1000
                                 Facsimile: (305) 740-1394


                                 PROSOURCE SERVICES CORPORATION


                                 By: /s/ Paul A. Garcia de Quevedo
                                     --------------------------------
                                    Name:  Paul A. Garcia de Quevedo
                                    Title: Vice President, Secretary &
                                             Treasurer

                                 1500 San Remo Avenue
                                 Coral Gables, Florida  33146
                                 Attention: Paul A. Garcia de Quevedo
                                             Vice President, Secretary &
                                                Treasurer
                                 Telephone: (305) 740-1000
                                 Facsimile: (305) 740-1394

Acknowledged and consented by:

PROSOURCE SERVICES CORPORATION, as Servicer


By: /s/ Paul A. Garcia de Quevedo
    --------------------------------
   Name:  Paul A. Garcia de Quevedo
   Title: Vice President, Secretary & Treasurer
1500 San Remo Avenue
Coral Gables, Florida  33146
Attention: Paul A. Garcia de Quevedo
            Vice President, Secretary & Treasurer
Telephone: (305) 740-1000
Facsimile: (305) 740-1394